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                                                                    EXHIBIT 2.25
                       FIRST AMENDMENT TO LOAN AGREEMENT

          THIS FIRST AMENDMENT TO LOAN AGREEMENT, dated as of November 21, 1997 ("Amendment"), is entered into by and among CSG SYSTEMS, INC., a Delaware corporation ("CSG"), and CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation ("Holdings"), as co-borrowers on a joint and several basis (each individually being from time to time referred to herein as a "Borrower" and collectively as the "Borrowers"), the LENDERS party to the Loan Agreement (as defined below), and BANQUE PARIBAS, not in its individual capacity but solely in its capacity as the agent on behalf of the Lenders (in such capacity, the "Agent").

                                   RECITALS

          A. The Borrowers, the Lenders and the Agent have entered into that Loan Agreement dated as of September 18, 1997 (the "Loan Agreement"), pursuant to which the Lenders have extended and have agreed to extend and make available to the Borrowers certain advances of credit in accordance with their respective Commitments and upon the terms and conditions set forth in the Loan Agreement and other Loan Documents.

          B. The parties desire to amend the Loan Agreement as set forth below, and the Lenders are willing to so amend the Loan Agreement, but only on the terms, subject to the conditions and in reliance on the representations and warranties of the Borrowers set forth below.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto represent, warrant and agree as follows:

1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. CLOSING DATE. The Borrowers, the Lenders and the Agent each agree that the Closing occurred on September 19, 1997, which date for purposes of the Loan Agreement and the other Loan Documents, shall be deemed to be the Closing Date.

3.            AMENDMENTS TO THE LOAN AGREEMENT.

              1    The definition of "Business Day" set forth in Section 1.1 is amended by deleting the word "means" from the final line thereof and inserting the words "also include" in its place.

             2 The definition of "Eligible Assignee" set forth in Section 1.1 is amended by inserting the parenthetical "(provided that if an Event of Default shall have occurred and be
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continuing the consent of the Borrowers shall not be required)" in the penultimate line following the words "not to be unreasonably withheld".

          3    A definition of "Total Indebtedness" is added to Section 1.1 to read as follows:

          "Total Indebtedness" means, as calculated on a consolidated basis for Holdings and its Subsidiaries as of any date of determination, the total Indebtedness of Holdings and its Subsidiaries.

          4    Section 2.12 is amended by inserting the words "unless otherwise provided herein" in the third line thereof following the words "which is not a business day,".

          5    Section 3.2(c) is amended by deleting the words "Lender is" from the first line thereof and inserting in their place the words "Borrowers are".

          6    Section 7.1(e) is amended by deleting the words "each month" from the second line thereof and inserting in their place the words "such Fiscal Quarter".

          7    Section 9.1 is amended by deleting the word "Consolidated" from the second line thereof.

          8    Section 11.3 is amended by inserting the word "Unless and except to the extent expressly provided in this Agreement," at the beginning of the final sentence thereof and changing the word "No" that appears following such clause to lower case.

          9    Section 11.4(b) is amended by inserting the words "as to any
Borrowing" in the second line thereof following the words "specified in ARTICLE IV" and by deleting the word "initial" in the ninth line thereof and inserting the word "such" in its place.

4.        LIMITATIONS ON AMENDMENTS.

          (a) Each of the amendments set forth in SECTIONS 2 and 3, above, is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (i) be a consent to any other amendment, waiver or modification of any other term or condition of any Loan Document, or
(ii) otherwise prejudice any right or remedy which the Lenders or the Agent may now have or may have in the future under or in connection with any Loan Document.

          (b) This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein waived or amended, are hereby ratified and confirmed and shall remain in full force and effect.
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5.        REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders and the
Agent to enter into this Amendment, each of the Borrowers hereby jointly and severally represents and warrants to each Lender and the Agent as follows:

          (a) After giving effect to this Amendment, (i) the representations and warranties contained in the Loan Documents (other than those which expressly speak as of a different date) are true, accurate and complete in all material respects as of the date hereof and (ii) no Default or Event of Default has occurred and is continuing;

          (b) Each Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Documents to which it is a party;

          (c) The certificate of incorporation and bylaws of each Borrower delivered to the Lenders on the Closing Date have not been amended, modified, supplemented or restated and continue to be in full force and effect;

          (d) The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Loan Agreement and each of the other Loan Documents to which it is a party have been duly authorized by all necessary corporate action on the part of such Borrower;

          (e) The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Loan Documents to which it is a party will not contravene any provision of either of the Borrowers' Organizational Documents and will not (i) to the best of the Borrowers' knowledge, after Due Inquiry, contravene, conflict with or violate any Requirement of Law, (ii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority or (iii) violate or result in the breach of, or constitute a default under any loan or credit agreement, indenture or other document (which documents are, in the aggregate, material) to which either of the Borrowers is a party or by which either of the Borrowers or their respective Property and assets may be bound or affected.

          (f) The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under each of the Loan Documents to which it is a party do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on such Borrower, except as already has been obtained or made; and

          (g) This Amendment has been duly executed and delivered by each Borrower and is the binding obligation of each Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization,
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liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

6. REAFFIRMATION. Each Borrower hereby reaffirms its obligations under each Loan Document to which it is a party.

7. EFFECTIVENESS. This Amendment shall be deemed to be effective as of November 21, 1997 upon the execution and delivery to the Agent of a copy of this Amendment by each Borrower and by Banque Paribas as the sole Lender as of such date.
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8.      GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE
CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

9. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

THE BORROWERS                   CSG SYSTEMS, INC.

                                By: /s/ Greg A. Parker
                                    --------------------------------------------
                                Printed Name: Greg A. Parker
                                              ----------------------------------
                                Title:Vice President & Chief Financial Officer
                                      ------------------------------------------

                                CSG SYSTEMS INTERNATIONAL, INC.

                                By: /s/ Greg A. Parker
                                    --------------------------------------------
                                    Printed Name: Greg A. Parker
                                                  ------------------------------
                                Title: Vice President & Chief Financial Officer
                                       -----------------------------------------


THE LENDERS                     BANQUE PARIBAS

                                By: /s/ Lee S. Buckner
                                    --------------------------------------------
                                Printed Name: Lee S. Buckner
                                              ----------------------------------
                                Title:  Managing Director
                                        ----------------------------------------

                                By: /s/ Robert N. Pinkerton
                                    --------------------------------------------
                                Printed Name: Robert N. Pinkerton
                                              ----------------------------------
                                Title: Director
                                       -----------------------------------------
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THE AGENT                       BANQUE PARIBAS, as Agent

                                By:  /s/ Lee S. Buckner
                                   ---------------------------------------------
                                Printed Name: Lee S. Buckner
                                              ----------------------------------
                                Title: Managing Director
                                       -----------------------------------------

                                By: /s/ Robert N. Pinkerton
                                    --------------------------------------------
                                Printed Name: Robert N. Pinkerton
                                              ----------------------------------
                                Title:  Director
                                        ----------------------------------------